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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 17, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties and Probable Properties for the year ended December 31, 1995, in the Current Report of ERP Operating Limited Partnership on Form 8-K, dated May 23, 1996, in the Registration Statement of ERP Operating Limited Partnership on Form S-3, as amended (File No. 33-84892), and the prospectus dated December 13, 1994.


                                             Ernst & Young LLP


Chicago, Illinois
June 4, 1996